CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of U. S. Canadian Minerals, Inc., Nevada corporation (the “Company”), on Form 10-QSB for the quarter ending March 31, 2005, as filed with the Securities and Exchange Commission (the “Report”), Adam Jenn, President of the Company do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:  /s/ Adam Jenn
Name:  Adam Jenn
Title:    President

Date: March 5, 2007

[A signed original of this written statement required by Section 906 has been provided to U S Canadian Minerals Inc. and will be retained by U S Canadian Minerals Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]